Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SAFEPOINT HOLDINGS, INC.

a Delaware corporation

Safepoint Holdings, Inc., (the “Corporation”) a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1. the Corporation was originally formed under the Florida Revised Limited Liability Company Act as Safepoint Holdings, LLC on May 31, 2013, and converted to a corporation under the Florida Business Corporation Act of the State of Florida on July 1, 2015;

2. the Corporation converted to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law (the “DGCL”) on May 8, 2026 (the “Conversion”) and, in connection with the Conversion and to ensure compliance with the applicable laws and regulations of the State of Delaware, simultaneously amended and restated its original Articles of Incorporation (the “Certificate of Incorporation”) and its original Bylaws;

3. the Amended and Restated Certificate of Incorporation, which amends and restates the provisions of the Certificate of Incorporation of the Corporation, was approved and authorized in the manner provided for by the Certificate of Incorporation and became effective upon the filing of this Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware in accordance with Section 245(d) of the DGCL; and

4. the Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as set forth on Exhibit A hereto.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ___ day of _________, _____.

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SAFEPOINT HOLDINGS, INC.

a Delaware corporation

ARTICLE I

The name of the corporation is Safepoint Holdings, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

ARTICLE IV

A. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is [•] shares, consisting of: [•] shares of common stock, $0.01 par value per share (“Common Stock”) and [•] shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

B. Except as otherwise restricted by this Amended and Restated Certificate of Incorporation (this “Certificate”), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock. Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

C. The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:

1. Common Stock

(a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.

(b) Voting. Except as otherwise provided herein, the holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate or pursuant to the DGCL. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required, if any Preferred Stock is then outstanding) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt, but subject to the rights of the holders of any outstanding Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to this Restated Certificate.

2. Preferred Stock. The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), the Chairperson of the Board of Directors or the Chief Executive Officer.

E. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Beginning immediately following the consummation of the Corporation’s initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Initial Public Offering”), the directors shall, by resolution of the Board of Directors, be divided into three classes, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders of the Corporation following the Initial Public Offering, the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders of the Corporation following the Initial Public Offering, and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders of the Corporation following the Initial Public Offering. At each annual meeting of stockholders of the Corporation following the Initial Public Offering, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders of the Corporation after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors have been duly elected and qualified, except in the case of the death, resignation, or removal of any director. Nothing in this Certificate shall preclude a director from serving consecutive terms.

F. Subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) newly created directorships resulting from any increase in the authorized number of directors and (ii) any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office, or other cause may be filled only by the Board of Directors (and not by stockholders), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal. After the Initial Public Offering, a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

G. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and notwithstanding any other provision of this Certificate, directors may be removed from office only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal shall be filled as set forth above under Article VI, Part F.

H. Subject to the rights of holders of any series of Preferred Stock, advance notice of stockholder nominations for election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided by the Bylaws of the Corporation.

ARTICLE VII

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in paragraph four (4) of Article VII with respect to Proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such

Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to the Chairperson, Chief Executive Officer, President, Vice Presidents, Secretary, Assistant Secretaries, Treasurer, Chief Financial Officer and any other officers of the Corporation appointed pursuant to Article IV of the Corporation’s Bylaws, and any reference to an officer of any other entity or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and by-laws or equivalent organizational documents of such other entity or enterprise.

To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII; provided, however, that to the extent required by applicable law or in the case of advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, such payment of expenses in advance of the final disposition of the Proceeding shall be made solely upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified or entitled to advancement of expenses under this Article VII or otherwise.

If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within twenty (20) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid the expense of prosecuting or defending such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that such Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

Subject to this Article VII, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

Any amendment or repeal of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.

Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article VII will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VII in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article VII will apply to claims made against any Covered Person described in this Article VII arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article VII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

ARTICLE VIII

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the Bylaws; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the Bylaws, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to make, alter, amend or repeal the Bylaws.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate inconsistent with, Article VI, Article VII, Article VIII, this Article IX or Article XI.

ARTICLE X

If any provision of this Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate, and the court will replace such illegal, void or unenforceable provision of this Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate shall be enforceable in accordance with its terms.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding anything herein to the contrary, this Article XI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, any Directors, officers or stockholders or any of their respective Affiliates, except, in the case of Directors and officers, as related to insurance underwriting activities, unless such Director or officer did not become aware of such opportunity related to insurance underwriting activities in his or her capacity as a Director or officer of the Corporation.

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